Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of:

GWG Holdings, Inc. and Subsidiaries

We consent to the use in this Registration Statement on Post Effective Amendment No. 2 of Form S-1 of our report, dated March 13, 2015, relating to the consolidated financial statements of GWG Holdings, Inc. and Subsidiaries as of and for the years ended December 31, 2014 and 2013, which appears in such Registration Statement, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

March 13, 2015